Exhibit (a)(vi)

NOTICE OF GUARANTEED DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

TO TENDER AMERICAN DEPOSITARY SHARES

of

TELÉFONOS DE MÉXICO, S.A.B. de C.V. Series L ADSs

Re: Notice of Guaranteed Delivery for Telmex L Share ADSs

This Notice of Guaranteed Delivery or one substantially similar hereto must be used to make a valid tender with respect to your Teléfonos de México, S.A.B. de C.V. (“Telmex”) Series L American Depositary Shares (the “Telmex L Share ADSs”), each Telmex L Share ADS representing 20 Telmex Series L Shares, as set forth in the offer to purchase forming part of the Schedule TO, filed October 11, 2011 (the “Offer to Purchase”) and the ADS Letter of Transmittal and the instructions thereto (collectively, the “US Offer documents”), if (1) your Telmex American Depositary Receipt certificate(s) representing Telmex L Share ADSs (“Telmex L Share ADRs”) are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the Telmex L Share ADS certificate(s) and all other required documents to The Bank of New York Mellon (the “tender agent”) prior to the tender deadline (as set forth in the U.S. Offer documents). You may deliver this Notice of Guaranteed Delivery by hand, facsimile transmission, overnight courier or mail to the tender agent as set forth below, and it must be received by the tender agent on or before the tender deadline. See “Mailing Instructions” in the ADS Letter of Transmittal for further information.

TO: THE BANK OF NEW YORK MELLON, TENDER AGENT

Notice of Guaranteed Delivery

For Eligible Institutions Only:

Facsimile: (201) 680-4626

Confirmation of Facsimile Transmission by Telephone: (201) 680-4860

By Regular Mail:	By Hand or Overnight Courier:

BNY Mellon Shareowner Services Attn: Corporate Action Dept P.O. Box 3301 South Hackensack, N.J. 07606	BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a ADS Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in Box 6 of the ADS Letter of Transmittal.

Ladies and Gentlemen:

I hereby acknowledge that if the Telmex L Shares ADSs listed below are not delivered to the Tender Agent by 5:00 p.m. New York City time on the third NYSE trading day after the tender deadline (as set forth in the ADS Letter of Transmittal), the tender agent may deem that I have not tendered with respect to such Telmex L Share ADSs.

I hereby tender to the tender agent the Telmex L Share ADSs listed below, upon the terms of and subject to the conditions set forth in the Offer to Purchase and the related ADS Letter of Transmittal, receipt of which I hereby acknowledge, as follows:

ADR Certificate No.	Number of Telmex L Share ADSs*

The Book-Entry Transfer Facility Account Number (if the Telmex L Share ADSs will be delivered by book-entry transfer)	Sign Here

Account Number	Signature(s)

Number of Telmex L Share ADSs*	Number and Street or P.O. Box

Dated:
City, State, Zip Code

*	Unless otherwise indicated, it will be assumed that all Telmex Securities, including Telmex Securities that you own as of the participation date pursuant to any reinvestment of dividends through Direct Registration, in the Telmex Global Invest Plan or otherwise, are to be tendered.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program guarantees delivery to the tender agent of Telmex L Share ADS certificate(s) representing Telmex L Share ADSs listed above, in proper form for transfer or delivery of such Telmex L Share ADSs pursuant to procedures for book-entry transfer, in either case, with delivery of a properly completed and duly executed ADS Letter of Transmittal (or manually signed facsimile thereof) and any other required documents, no later than 5:00 p.m. New York City time on the third NYSE trading day after the date hereof.

Firm Name (Print)

Authorized Signature

Address

City, State, Zip Code

Area Code and Telephone Number
Date

DO NOT SEND THE TELMEX L SHARE ADR CERTIFICATE(S) OR ANY OTHER

REQUIRED DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT WITH

THE ADS LETTER OF TRANSMITTAL TO THE TENDER AGENT

(UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).

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